UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2014
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 8, 2014, the board of directors of Uranium Energy Corp. (the "Company") appointed Scott Melbye as Executive Vice President of the Company.

As a result, the Company's current directors and executive officers are as follows:
Name	Position
Amir Adnani	President, Chief Executive Officer, Principal Executive Officer and a director
Alan P. Lindsay	Chairman and a director
Ivan Obolensky	Director
Vincent Della Volpe	Director
David Kong	Director
Ganpat Mani	Director
Mark Katsumata	Secretary, Treasurer and Chief Financial Officer
Scott Melbye	Executive Vice President

Mr. Melbye is a 30-year veteran of the nuclear energy industry having held leadership positions in major uranium mining companies as well as industry-wide organizations. Through June 2014, Mr. Melbye was Executive Vice President, Marketing, for Uranium One, responsible for global uranium sales activities.

Prior to this, Mr. Melbye spent 22 years with the Cameco Group of companies, both in the Saskatoon head office and with their U.S. subsidiaries. Mr. Melbye had last served as President of Cameco Inc., the subsidiary responsible for marketing and trading activities with annual sales exceeding 30 million pounds U3O8.

Mr. Melbye is currently the Chair of the Board of Governors of the World Nuclear Fuel Market, President of the Uranium Producers of America and VP-Commercial for Uranium Participation Corporation.

Section 7 - Regulation FD

Item 7.01       Regulation FD Disclosure.

On September 8, 2014, the Company issued a news release regarding the appointment of Scott Melbye as Executive Vice President of the Company.

A copy of the press release is attached as Exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transaction

Not applicable.

(d)  Exhibits
Exhibit	Description
99.1	Press Release dated September 8, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: September 8, 2014.	By: /s/ Mark Katsumata Mark Katsumata Secretary, Treasurer and Chief Financial Officer

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